Exhibit 99.1

EXHIBIT 99.1 – PRESS RELEASE ISSUED DECEMBER 17, 2004

Contact:	Bevo Beaven, Vice President
Bill Conboy, Sr. Account Executive
CTA Public Relations
303-665-4200
Bill@ctapr.com
Bevo@ctapr.com

Harken Energy Announces Pending Contract In Peru

Dallas, TX - December 17, 2004 - Harken Energy Corporation (AMEX: HEC) announced that Perupetro S.A. (“Perupetro”), the national oil company of Peru, has approved for signature a new license contract between Perupetro and Global Energy Development PLC (“Global”), Harken’s 85% owned subsidiary, for the Exploration and Exploitation of Hydrocarbons in the Block 95 Area located in the Marañon Basin of Northeastern Peru.

This approval represents a required statutory step towards the signing of Global’s first contract in Peru. The company anticipates that the contract will be signed by Global and Perupetro and subsequently become effective by the end of the first quarter of 2005.

The approval follows a 2001 Technical Evaluation Agreement which Global entered into with Perupetro. Global conducted an extensive study of the Block 95 Area that included the reprocessing of seismic data and evaluation of previous well data.

The Bretaña field, located in the Block 95 Area, was identified in the early 1970s. In 1974 the Bretaña # 1 well tested 18 degree API gravity oil at rates of approximately 800 barrels of oil per day.

It is anticipated that when signed, the contract will assign Global exclusive exploration and production rights to approximately 1,255,000 acres and that Global will own a 100% working interest in the contract subject only to an initial 5% royalty. The size of the royalty is to be determined by future production levels. The contract duration is currently set at approximately seven years for the initial exploration phases and 23 years for the exploitation phase.

Commenting on the forthcoming Peruvian contract, Stephen C. Voss, Managing Director for Global Energy Development PLC, said, “We are delighted to announce this significant step towards signing our first exploration and exploitation contract in the country of Peru. Block 95 is a portion of the original Area III that the company evaluated over the last three years under the TEA, and identified a number of opportunities including the Bretaña oilfield. We believe the Bretaña oilfield is a development drilling opportunity, based on data provided by independent engineers. In addition, the company considers the remaining contract acreage to offer exploration opportunities. Global looks forward to completing the signing procedure and commencing operations on this exciting area.”

Harken Energy Corporation is engaged in oil and gas exploration, development and production operations both domestically and internationally through its various subsidiaries. Additional information may be found at the Harken Energy Web site, www.harkenenergy.com , or by calling Bevo Beaven or Bill Conboy at CTA Public Relations at (303) 665-4200.

This announcement may contain forward-looking statements as defined by the Securities and Exchange Commission. Harken, however, believes that it is important to provide this operations update and communicate its future expectations to its stockholders. The forward-looking statements in this announcement reflect the current view of management with regard to future events and are subject to numerous known and unknown risks, uncertainties and other factors that may cause the actual results, performance, timing or achievements of Harken to be materially different from any results, performance, timing or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include, among others, the risks described in Harken’s filings with the Securities and Exchange Commission including the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed on March 26, 2004 and its Form 10-Q for the quarter ended September 30, 2004 filed on November 5, 2004. Statements regarding future production are subject to all of the risk and uncertainties normally associated with exploration, development and production of oil and gas. These risks include, without limitation, variability in the price received for oil and gas production, lack of availability of oil field goods and services, environmental risks, drilling and production risk, risk related to offshore operations, and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Although Harken believes that the expectations reflected in the forward-looking statements of this announcement are reasonable, it can give no assurance that such expectations will prove to be correct or that unforeseen developments will not occur. Harken undertakes no duty to update or revise any forward-looking statements

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